                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-54540 of PRIMEDIA Inc. on Form S-4 of our reports dated February 1, 2001 (February 28, 2001 as to Note 3), appearing in the Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in such registration statement.


DELOITTE & TOUCHE LLP


New York, New York
June 4, 2001